JAVELIN HOLDINGS, INC.
               43180 Business Park Drive, Ste. 202
                        Temecula, CA 92590
                     www.javelinholdings.com


March 12, 2004

Mr. Ray C. Brown, President
Unico, Incorporated
6475 Grandview Avenue
Magalia, CA 95954

Re:   Engagement of Services

Dear Mr. Brown,

We are pleased to submit this proposal for engagement of services for Unico, Incorporated ("the Company") relative to your decision to become a Business Development Company pursuant to the Investment Company Act of 1940. Your acknowledgement and execution at the end of this proposal shall signify your intent to enter into this agreement on terms as stated below.

Scope of Services
-----------------

We will review all historical filings submitted by the Company and/or its legal counsel. Such filings include financial statement filings (10-Q's and 10-K's), registration statements filed under SB and S-8, proxy filings, and 8-K filings. Our review of this material will be focused on ensuring that all documents presented to the SEC are consistent and compliant with the Securities Act of 1933 and 1934, as amended, and with the NASD requirements for OTCBB listing.

We will also review the Company's existing corporate structure and governance to ensure compliance with the Investment Company Act of 1940, which sets forth the authority for a Business Development Company ("BDC"), and make recommendations to the Board of Directors for appropriate changes. Of particular significance is the requirement that all BDC's have a board of directors, a majority of which are independent as defined by the SEC. We will provide the necessary board resolutions, audit committee charter, investment committee charter, bonding instructions, etc. to properly establish and maintain the Company's BDC status.

We will then prepare for filing all documentation necessary for the Company to qualify as a Business Development Company ("BDC") pursuant to the Investment Company Act of 1940. These documents will include a Form N-54 and an initial Form 1-E allowing you to issue freely-trading shares.

We will prepare a customized "Compliance Handbook" that will be unique to your Company. This handbook will be set up to note in detail all of the Company's transactions as a BDC including investments, stock sales, board actions, and legal opinions relative to the issuance of stock under the 1-E registration. It will also include an ethics manual, compliance guideline, and a complete copy of the Investment Company Act of 1940

Finally, we will provide a 60 day compliance consulting services, commencing on the date of the filing of the N-54, wherein we will monitor the Company's compliance under the Investment Company Act of 1940 and the Sarbanes-Oxley Act of 2002. As part of this service, we will review all stock transactions during the period as well as reviewing investments contemplated by the Investment Committee, Board Minutes, resolutions and written actions, public filings and financial statements to ensure that compliance with the regulatory authorities, hereinabove cited, are strictly maintained. Any additional Form 1-E filings are also included during this period.

Consideration

Our fees for the services described and included in this Agreement will be comprised of the following:
     A. $10,000 upon the execution of this Agreement, which will commence work.
     B.  $15,000 upon filing of the N-54 and the Form 1-E with the SEC.
     C. SUCCESS FEE: Simultaneously with the filing of the N-54 and the Form 1-E, a Convertible Note in the amount of $25,000 will be executed by the Company in favor of Consultant. Said Note will be for the period of 60 days but will only become due and payable on the effective date of the Form 1-E. At the discretion of the Company, the Note will be convertible into free trading 1-E stock at a 50% discount to the market bid price at the time of conversion.
     D. Five percent (5%) of any Preferred Class of Stock created by Consultant for the benefit of management.

These fees are based on our estimate of the time and complexity of the work to be performed and the assumption that unexpected circumstances will not be encountered. Our fees are intentionally set at a fixed amount to ensure that you have no surprises relative to our stated services and the conversion process itself.

Once Consultant advises Company that the N-54 and Form 1-E are ready to file with the SEC, Company will have 30 days to file such documents in accordance with this contract. Should Company fail to move forward with these filings within the specified period, the balance of this contract will immediately become due and payable.

Additional Services Available Upon Request
------------------------------------------

There may be circumstances beyond our control or additional services which you may require that are not contemplated herein, and which could include any of the following:
     1.   Prepare or rewrite SEC filings and financial statements.
     2. Assist with accounting and preparation for financial statement audit.
     3.   Assist the Company in compliance with the Sarbanes-Oxley Act of 2002
     4.   Act as a "finder" for the Company's capital needs.
     5. Provide assistance with the Company's public relations and corporate communications needs.
     6. Serve on any committees such as the audit committee and/or sit on the Board of Directors
     7. Seek out and identify appropriate independent board member candidates.
     8.   Seek out and identify appropriate acquisition candidates.
     9.   Administrative management and oversight of the public vehicle.

We will discuss the cost of any of the above services in advance and any such additional services will be under a separate agreement.

We believe this letter accurately summarizes the significant terms of our engagement. If you have any questions please let us know.

If you agree to the terms of our engagement as described in this letter, please sign where indicated below and return it to us. Thank you for giving us the opportunity to be of service to you.

Respectfully submitted,

/s/ Shane H. Traveller

Shane H. Traveller
President


I/We hereby acknowledge the terms of this proposal and agree to be bound thereby.

/s/ Ray C. Brown     CEO                  03/15/04
________________________________          ____________
Name/Title                                Date